Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Registration Statement of Dyntek, Inc. and Subsidiaries on Form S-1 of our report dated September 26, 2003 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

Marcum & Kliegman LLP

New York, New York
February 5, 2004